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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Boston Scientific Corporation 2000 Long-Term Incentive Plan of our report dated February 4, 2000, with respect to the consolidated financial statements of Boston Scientific Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP

Boston, Massachusetts
May 4, 2000